UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 7, 2004 (December 6, 2004)

US Dataworks, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-15835 (Commission File Number)	84-1290152 (I.R.S. Employer Identification No.)

5301 Hollister Road, Suite 250 Houston, TX (Address of principal executive offices)		77040 (Zip Code)

Registrant’s telephone number, including area code    (713) 934-3855

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Signature

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	On December 6, 2004, the Board of Directors of US Dataworks, Inc. (the “Company”), acting pursuant to authority granted by the Company’s Amended and Restated bylaws increased the size of the Board from six to seven persons, and elected J. Patrick Millinor, Jr. as a Class III director to fill the newly created directorship. As a Class III director, Mr. Millinor’s term will expire at the Company’s 2005 Annual Meeting of the Shareholders. The Board has determined that Mr. Millinor is an independent director within the meaning of Section 121A of the listing standards for the American Stock Exchange and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Mr. Millinor has also been elected to the Audit Committee of the Board.

There were no arrangements or understanding between Mr. Millinor and any other person pursuant to which he was selected as a director, and there are and have been no transactions, either since the beginning of the Company’s last fiscal year or currently proposed, regarding Mr. Millinor that are required to be disclosed by Item 404(a) of Regulation S-B.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date December 7, 2004	/s/ John S. Reiland
John S. Reiland
Chief Financial Officer